News Release

General Inquiries: (877) 847-0008
www.sanchezpp.com

Sanchez Production Partners Reports

First Quarter 2017 Operating and Financial Results

HOUSTON--(GLOBE NEWSWIRE)--May 15, 2017--Sanchez Production Partners LP (NYSE MKT:  SPP)  (“SPP” or the “Partnership”) today reported first quarter 2017 results.  Highlights from the report include:

•

A first quarter 2017 cash distribution on the Partnership’s common units of $0.4375 per unit ($1.7500 per unit annualized), which represents the sixth consecutive 1.5 percent increase since the Partnership’s third quarter 2015 cash distribution on common units for a 6.2 percent annualized rate of increase;

•

The Partnership has entered into an agreement to divest its remaining operated Oklahoma production assets for $5.5 million, subject to normal and customary adjustments, which is expected to close in the second quarter 2017;

•	With the transformation of the Partnership’s business focus now complete, SPP intends to change its name to “Sanchez Midstream Partners LP” in June 2017;
•

The Raptor Gas Processing Facility is in the early phases of start-up and is expected to be fully operational by the end of the second quarter with plant expansion to 260 million cubic feet equivalent per day (“MMcfe/d”) of natural gas expected to be complete by mid-Summer 2017;

•	Raptor SECO Pipeline Phase 1 construction is progressing with the project expected to come on-line within budget in the second quarter 2017;
•

The Carnero Gathering Pipeline is connected to the Raptor Gas Processing Facility while continuing to deliver natural gas from Catarina to a natural gas processing facility in Bee County, Texas while the expansion project that interconnects that pipeline with Sanchez Energy Corporation’s (NYSE:SN) (“Sanchez Energy”) Comanche asset is advancing toward completion;

•

Throughput volumes of natural gas for the Western Catarina Midstream system for the first quarter 2017 were lower than expected prior to the addition of 14 new horizontal wells at Catarina late in the first quarter by Sanchez Energy;  and

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•	The Partnership reported a net loss of $7.7 million and Adjusted EBITDA (a non-GAAP financial measure) of $10.5 million for the first quarter 2017.

MANAGEMENT COMMENTARY

“Our activity and results during the first quarter 2017 reflect the transitional nature of our business during the first half of this year,” said Gerry Willinger, Chief Executive Officer of the general partner of SPP.  “During the quarter, we continued the successful transformation of the Partnership to a midstream-focused master limited partnership.  The Carnero Gathering Pipeline, a 50 percent joint venture with Targa Resources Corp. (‘Targa’), is connected to the Raptor Gas Processing Facility while continuing to deliver natural gas from Catarina to a natural gas processing facility in Bee County, Texas while the expansion project that interconnects that pipeline with Sanchez Energy’s Comanche asset is advancing toward completion.  The Raptor Gas Processing Facility, a 50 percent joint venture also with Targa, is currently in the initial phases of start-up with natural gas processing capacity of 200 MMcfe/d.  We expect the facility to be fully operational by the end of the second quarter 2017, with plant expansion to 260 MMcfe/d of natural gas expected to be complete by the end of the third quarter 2017.  Additionally, Raptor SECO Pipeline Phase 1 construction is progressing with the project expected to come on-line within budget in the second quarter 2017.  This dry gas pipeline, which is currently 100 percent owned by the Partnership, will provide takeaway from the Raptor Gas Processing Facility to premium natural gas markets in South Texas.  Together, when completed, these midstream assets are expected to provide a stable stream of fee-based cash flow and, along with the Western Catarina Midstream system, form the basis of our midstream growth strategy in South Texas.

“In keeping with our strategy of focusing on our midstream activities, we recently signed an agreement to divest our remaining operated Oklahoma production assets for $5.5 million, subject to normal and customary closing adjustments.  In addition to reducing our exposure to a price-sensitive, production-based revenue stream, we anticipate this transaction will lower overhead costs associated with operating the properties.  As we have previously announced plans to sell the operated Oklahoma production assets, these assets have been excluded from the reserves used to determine the borrowing base under our credit facility.  Accordingly, we anticipate that the sale will have no impact on our borrowing capacity.    Additionally, these assets were excluded from our prior guidance for this year.  Based upon our visibility of our midstream projects in South Texas, we reiterate our full year guidance for 2017.

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“With the transformation of the Partnership’s business focus now complete, SPP intends to change its name to ‘Sanchez Midstream Partners LP’ in early June 2017.  We believe this name is more in keeping with our strategy and focus on midstream activities, as these midstream investments are expected to provide at least 80% percent of our fourth quarter Adjusted EBITDA.

“Given the transitional nature of our business during the first half of this year and having yet to realize the full financial benefits of the midstream capital projects in various phases of completion,  we expected this to be a challenging quarter.  Throughput volumes of natural gas on the Western Catarina Midstream system for the first quarter 2017 were lower than expected prior to the addition of 14 new horizontal wells at Catarina late in the first quarter by Sanchez Energy.  However, with most of our South Texas projects expected to come on-line in the second quarter 2017, we continue to forecast improved results in the second half of this year.

“We believe our prospects for sustainable midstream growth have improved considerably with Sanchez Energy’s acquisition of the Comanche asset in South Texas.  We continue to evaluate opportunities to secure additional midstream capacity for the new production coming from the Comanche asset, and look forward to growing along with Sanchez Energy as they continue to execute their strategy in the Western Eagle Ford.”

Operating and Financial Results

The Partnership’s revenue totaled $25.8 million during the first quarter 2017.   Included in total revenue for the first quarter 2017 is revenue from the Western Catarina Midstream system of $11.2 million and $8.5 million generated from production activities.  The balance of the Partnership’s first quarter 2017 total revenue came from hedge settlements ($1.6 million) and a gain on mark-to-market activities ($4.5 million), which is a non-cash item.

Total operating expenses during the first quarter 2017 totaled $32.1 million, which includes  $3.3 million in operating expenses related to the Western Catarina Midstream system and $5.5 million in production operating expenses and production taxes.  General and administrative expenses during the first quarter 2017 of $5.6 million includes $2.6 million in unit-based compensation and asset management fees, both of which are non-cash items.

On a GAAP basis, the Partnership recorded a  net loss of $7.7 million for the first quarter 2017.  Adjusted EBITDA (a non-GAAP financial measure) for the first quarter 2017 was approximately $10.5 million.    The Partnership’s calculation of Adjusted EBITDA is discussed in further detail below.

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liquidity Update

As of March 31, 2017, the Partnership had $160.5 million in debt outstanding under its credit facility, which had a borrowing base of $215.1 million and an elected commitment amount of $200 million.  The Partnership’s borrowing base was set at $215.6 million on April 17, 2017 in conjunction with the normal semi-annual redetermination completed by lenders.  The elected commitment amount remains unchanged at $200 million.  The Partnership anticipates that its sale of operated Oklahoma production assets for $5.5 million, which is expected to close in the second quarter 2017, will have no impact on its borrowing capacity, as the reserves from these assets were previously excluded from the assets considered by lenders in determining the borrowing base under the credit facility.

The Partnership had approximately $2.5 million in cash and cash equivalents at March 31,  2017.

HEDGE  UPDATE

For the period April 1, 2017 through Dec. 31, 2017, the Partnership has hedged approximately 0.8 Bcf of its natural gas production at an effective NYMEX fixed price of approximately $5.45 per million British thermal units and approximately 263 thousand barrels of its crude oil production at an effective NYMEX fixed price of approximately $61.40 per barrel.

COMMON UNITS

The Partnership had 14,282,221 common units issued and outstanding as of May 10, 2017.

DISTRIBUTIONS

On May 10, 2017, the Partnership declared a first quarter 2017 cash distribution on its common units of $0.4375 per unit ($1.7500 per unit annualized), which represents the sixth consecutive 1.5 percent increase since the Partnership’s third quarter 2015 cash distribution on common units for a 6.2 percent annualized rate of increase.  The Partnership has also declared a first quarter 2017 distribution to the holders of its Class B preferred units equal to 184,697 common units (in lieu of additional Class B preferred units) and a cash distribution of $0.2258 per Class B preferred unit.

Based on Adjusted EBITDA of $10.5 million, cash interest expense of $1.5 million and maintenance capital of $0.6 million, the Partnership generated $8.4 million in cash available for distribution.

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Conference Call information

The Partnership will host a conference call at 10:00 a.m. Central Time (11:00 a.m. Eastern Time) on Monday, May 15, 2017 to discuss first quarter 2017 results.

To participate in the conference call, analysts, investors, media and the public in the U.S. may dial (844) 824-3837 shortly before 10:00 a.m. Central Time (11:00 a.m. Eastern Time).  The international phone number is (412) 317-5161.  Callers should request the “SPP First Quarter 2017 Conference Call” once reaching the operator.

A live audio webcast of the conference call and the earnings release will be available on the Partnership’s website (www.sanchezpp.com) under the Investor Relations page.  A replay will be available approximately one hour after the call through May 22, 2017, at 10:59 p.m. Central Time (11:59 p.m. Eastern Time). The replay may be accessed by dialing (844) 512-2921 (U.S.) or (412) 317-6671 (International), and referencing the replay passcode: 10106878.

About the Partnership

Sanchez Production Partners LP (NYSE MKT: SPP) is a publicly-traded limited partnership focused on the acquisition, development, ownership and operation of midstream and production assets in North America.  The Partnership owns an oil and natural gas gathering and processing system located in the Eagle Ford Shale in Dimmit, Webb and La Salle Counties, Texas.  The Partnership also owns producing reserves in the Eagle Ford Shale in South Texas, the Gulf Coast region of Texas and Louisiana, and across several basins in Oklahoma and Kansas.

Additional Information

Additional information about SPP can be found in the Partnership’s documents on file with the U.S. Securities and Exchange Commission  (www.sec.gov) and in the “Investor Presentation” available on the Partnership’s website  (www.sanchezpp.com).

The Partnership anticipates that it will file its Form 10-Q with the U.S. Securities Exchange Commission on or about May 15, 2017.

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Non-GAAP Measures

We present Adjusted EBITDA in addition to our reported net income (loss) in accordance with GAAP in this news release.

Adjusted EBITDA is a non-GAAP financial measure that is defined as net income (loss) adjusted by: (i) interest (income) expense, net, which includes interest expense, interest expense net (gain) loss on interest rate derivative contracts, and interest (income); (ii) income tax expense (benefit); (iii) depreciation, depletion and amortization; (iv) asset impairments; (v) accretion expense; (vi) (gain) loss on sale of assets; (vii) unit-based compensation programs; (viii) unit-based asset management fees; (ix) distributions in excess of equity earnings; (x) (gain) loss on mark-to-market activities; (xi) commodity derivatives settlements applied to future positions; (xii) (gain) loss on embedded derivatives; and (xiii) other non-recurring items.  For a reconciliation of Adjusted EBITDA to Net Income (Loss), the most directly comparable GAAP measure, see the tables at the end of this release.

Adjusted EBITDA is a significant performance metric used by our management to indicate (prior to the establishment of any cash reserves by the board of directors of our general partner) the distributions that we would expect to pay to our unitholders. Specifically, this financial measure indicates to investors whether or not we are generating cash flow at a level that can sustain or support a quarterly distribution or any increase in our quarterly distribution rates. Adjusted EBITDA is also used as a quantitative standard by our management and by external users of our financial statements such as investors, research analysts, our lenders and others to assess: (i) the financial performance of our assets without regard to financing methods, capital structure or historical cost basis; (ii) the ability of our assets to generate cash sufficient to pay interest costs and support our indebtedness; and (iii) our operating performance and return on capital as compared to those of other companies in our industry, without regard to financing or capital structure.  We believe that the presentation of Adjusted EBITDA provides useful information to investors in assessing our financial condition and results of operations. The GAAP measure most directly comparable to Adjusted EBITDA is net income. Our non-GAAP financial measure of Adjusted EBITDA should not be considered as an alternative to GAAP net income. Adjusted EBITDA has important limitations as an analytical tool because it excludes some but not all items that affect net income. Adjusted EBITDA should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. Because Adjusted EBITDA may be defined differently by other companies in our industry,

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our definition of Adjusted EBITDA may not be comparable to similarly titled measures of other companies, thereby diminishing its utility.

Forward-Looking Statements

This press release contains, and the officers and representatives of the Partnership and its general partner may from time to time make, statements that are considered forward–looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934.  These forward-looking statements are subject to a number of risks and uncertainties, many of which are beyond our control, which may include statements about our: business strategy; acquisition strategy; financing strategy; ability to make, maintain and grow distributions; the ability of our customers to meet their drilling and development plans on a timely basis or at all and perform under gathering and processing agreements; future operating results; future capital expenditures; and plans, objectives, expectations, forecasts, outlook and intentions.  All of these types of statements, other than statements of historical fact included in this press release, are forward-looking statements.   In some cases, forward-looking statements can be identified by terminology such as “may,” “could,” “should,” “expect,” “plan,” “project,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “pursue,” “target,” “continue,” the negative of such terms or other comparable terminology.

The forward-looking statements contained in this press release are largely based on our expectations, which reflect estimates and assumptions made by our management.  These estimates and assumptions reflect our best judgment based on currently known market conditions and other factors.  Although we believe such estimates and assumptions to be reasonable, they are inherently uncertain and involve a number of risks and uncertainties that are beyond our control.  In addition, management’s assumptions about future events may prove to be inaccurate. Management cautions all readers that the forward-looking statements contained in this press release are not guarantees of future performance, and we cannot assure any reader that such statements will be realized or the forward-looking events and circumstances will occur.  Actual results may differ materially from those anticipated or implied in the forward-looking statements due to factors listed in the “Risk Factors” section in our filings with the U.S. Securities and Exchange Commission and elsewhere in those filings.  The forward-looking statements speak only as of the date made, and other than as required by law, we do not intend to publicly update or revise any forward-looking statements as a result of new information, future events or

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otherwise.  These cautionary statements qualify all forward-looking statements attributable to us or persons acting on our behalf.

PARTNERSHIP CONTACT

Charles C. Ward

Chief Financial Officer

Sanchez Production Partners GP LLC

(877)  847-0009

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Sanchez Production Partners LP

Condensed Consolidated Statements of Operations

	Three Months Ended Mar. 31,
	2017	2016
	($ in thousands)

Oil, liquids, and gas sales	$ 10,116	$ 12,398
Gathering and transportation sales	11,211	13,875
Gain (loss) on mark-to-market activities	4,480	(3,104)
Total revenues	25,807	23,169

Operating expenses:
Lease operating expenses	4,983	4,973
Gathering and transportation operating expenses	3,296	3,054
Cost of sales	37	130
Production taxes	473	221
General and administrative	5,609	5,719
Unit compensation expense	540	438
Depreciation, depletion and amortization	12,181	7,188
Asset impairments	4,688	1,309
Accretion expense	258	315
Total operating expenses	32,065	23,347

Other expenses (income):
Interest expense	1,883	899
Gain on embedded derivatives	—	(6,294)
Earnings from equity investments	(482)	(12)
Other income	—	(48)
Total expenses, net	33,466	17,892
Income (loss) before income taxes	(7,659)	5,277
Income tax expense	—	—
Net income (loss)	(7,659)	5,277
Less:
Preferred unit distributions paid in common units	(2,625)	—
Preferred unit distributions	(7,000)	(8,750)
Preferred unit amortization	(404)	(7,266)
Net loss attributable to common unitholders	$ (17,688)	$ (10,739)

Adjusted EBITDA	$ 10,538	$ 13,521

Net loss per unit
Common units - Basic and Diluted	$ (1.32)	$ (3.91)
Weighted Average Units Outstanding
Common units - Basic and Diluted	13,400,138	2,743,419

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Sanchez Production Partners LP

Condensed Consolidated Balance Sheets

	Mar. 31,	Dec. 31,
	2017	2016
	($ in thousands)

Current assets	$ 13,821	$ 14,765
Oil and natural gas properties, net of accumulated
depreciation, depletion, amortization and impairments	221,189	222,820
Other assets	300,967	302,120
Total assets	$ 535,977	$ 539,705

Current liabilities	$ 15,201	$ 9,443
Long-term debt, net of premium, discount and debt
issuance costs	158,924	151,322
Other long-term liabilities	18,081	19,205
Total liabilities	192,206	179,970

Mezzanine equity	343,395	342,991
Partners' deficit	376	16,744
Total partners' deficit	376	16,744
Total liabilities and partners' capital	$ 535,977	$ 539,705

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Sanchez Production Partners LP

Reconciliation of Net Income (Loss) to Adjusted EBITDA

	Three Months Ended Mar. 31,
	2017	2016
	($ in thousands)

Reconciliation of Net Income (Loss) to
Adjusted EBITDA:
Net income (loss)	$ (7,659)	$ 5,277
Add:
Interest expense, net	1,883	899
Depreciation, depletion and amortization	12,181	7,188
Asset impairments	4,688	1,309
Accretion expense	258	315
Unit-based compensation programs	540	438
Unit-based asset management fees	2,030	1,285
Distributions in excess of equity earnings	968	—
(Gain) loss on mark-to-market activities	(4,480)	3,104
Gain on embedded derivatives	—	(6,294)
Other non-recurring items	129	—
Adjusted EBITDA (1)	$ 10,538	$ 13,521
(1)

To supplement our financial results and guidance presented in accordance with U.S. generally accepted accounting principles (“GAAP”), we use Adjusted EBITDA, a non-GAAP financial measure, in this quarterly report. We believe that non-GAAP financial measures are helpful in understanding our past financial performance and potential future results, particularly in light of the effect of various transactions effected by us. We define Adjusted EBITDA as net income (loss) adjusted by: (i) interest (income) expense, net, which includes interest expense, interest expense net (gain) loss on interest rate derivative contracts, and interest (income); (ii) income tax expense (benefit); (iii) depreciation, depletion and amortization; (iv) asset impairments; (v) accretion expense; (vi) (gain) loss on sale of assets; (vii) unit-based compensation programs; (viii) unit-based asset management fees; (ix) distributions in excess of equity earnings; (x) (gain) loss on mark-to-market activities; (xi) commodity derivatives settlements applied to future positions; (xii) (gain) loss on embedded derivatives; and (xiii) other non-recurring items.

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Sanchez Production Partners LP

Operating Statistics

	Three Months Ended Mar. 31,
	2017	2016
Net Production in MBOE:
Total production (MBOE)	310	303
Average daily production (BOE/D)	3,444	3,334

Average Sales Price per BOE:
BOE Net realized price, including hedges (1)	$ 32.82	$ 39.61
BOE Net realized price, excluding hedges (2)	$ 27.74	$ 16.22
(1)	Excludes impact of mark-to-market gains (losses).
(2)	Excludes all hedges, the impact of mark-to-market gains (losses).

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